UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

Tivic Health Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41052	81-4016391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25821 Industrial Blvd., Suite 100
Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 276-6888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2024, Tivic Health Systems, Inc. (the “Company”) entered into a Sublease Termination Agreement (the “Termination Agreement”) with Czarnowski Display Service, Inc. (“CDS”), pursuant to which the parties agreed to terminate that certain Sublease Agreement, by and between the Company and CDS, dated as of November 17, 2021 (the “Sublease”), effective as of May 31, 2024 (the “Termination Date”). The Termination Agreement became effective on May 24, 2024, upon receipt of the master landlord’s written consent to the termination of the Sublease and CDS’ entry into a new sublease agreement with a new sublessee.

Under the Sublease, the Company leases approximately 9,091 square feet of office space located at 25821 Industrial Boulevard, Suite 100, Hayward, California (the “Premises”), which serves as the Company's principal place of business. The Sublease was previously scheduled to terminate, in accordance with its terms, on October 31, 2025, unless sooner terminated or cancelled in accordance with the terms and conditions of the Sublease. As of the Termination Date, the Company shall have no further subleasehold or other right, title, or interest in the Premises. In exchange for the early termination of the Sublease pursuant to the Termination Agreement, the Company agreed to make a one-time termination payment to CDS in the amount of $44,480.44. Additionally, in connection with the Sublease, the Company shall pay (i) all commissions owned to any broker in connection with the sublease of the Premises by CDS to the new sublessee, and (ii) any fees or expenses charged by the owner of the Premises in connection with its review of the new sublease agreement with the new sublessee.

The Company expects that the termination of the Sublease will result in a reduction of approximately $200,000 in lease expense over the next year and a half.

The foregoing summary of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Sublease Termination Agreement, a copy of which is attached to this Current Report on Form 8-K (this "Current Report") as Exhibit 10.1 and is incorporated herein by reference.

The Company is currently considering options for the lease of a new premises and principal place of business.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 with respect to the Termination Agreement is incorporated by reference into this Item 1.02.

Forward-Looking Statements

This Current Report contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes,” “will” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Current Report, or hereafter, including in other publicly available documents filed with the Securities and Exchange Commission, reports to the stockholders of the Company and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Securities and Exchange Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Sublease Termination Agreement, dated May 21, 2024, by and between Tivic Health Systems, Inc. and Czarnowski Display Service, Inc.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVIC HEALTH SYSTEMS, INC.

Date:	May 30, 2024	By:	/s/ Jennifer Ernst
Name: Jennifer Ernst Title: Chief Executive Officer